Exhibit 1

CONSTITUTION

OF

COMMONWEALTH BANK OF AUSTRALIA

A.C.N. 123 123 124

I certify that this is a true and correct
copy of the Constitution of
Commonwealth Bank of Australia

John Damien Hatton
Company Secretary
Commonwealth Bank of Australia
9 November 2004

Incorporating amendments up to and including all amendments
passed at the Annual General Meeting on 5 November 2004

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CLAUSE		NAME	PAGE
	19.4	Insurance	47
	19.5	Savings	48
	19.6	Deed	48
20.	WINDING UP		48
21.	RESTRICTED SECURITIES		48

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Corporations Act

Company Limited by Shares

CONSTITUTION

OF

COMMONWEALTH BANK OF AUSTRALIA

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this constitution, unless the contrary intention appears:

“article” means a provision of this constitution as amended or added to from time to time;

“ASTC settlement rules” means the operating rules of ASX Settlement and Transfer Corporation Pty Ltd and, to the extent that they are applicable, the operating rules of the Australian Stock Exchange Limited and the operating rules of the Australian Clearing House Pty Limited;

“auditor” means the auditor or auditors for the time being of the company;

“the board” or “the directors” means the whole or any number of the directors for the time being or any number of them assembled at a duly convened meeting of directors (not being less than a quorum);

“business day” means a day on which the Exchange is open;

“capital” or “share capital” means the share capital for the time being of the company;

“company” means Commonwealth Bank of Australia;

“constitution” means this constitution as amended or added to from time to time and a reference to the memorandum and articles of association of the company as in existence prior to the commencement of the Company Law Review Act 1997 shall be taken to be a reference to this constitution;

“the Corporations Act” means the Corporations Act 2001 (Cth);

“director” means a director for the time being of the company;

“Exchange” means Australian Stock Exchange Limited or such other body corporate that is declared by the directors to be the Company’s primary stock exchange for the purposes of this definition;

“executive director” means a director who is appointed to that office pursuant to article 11.5(a);

“listing rules” means the official listing rules of the Exchange as amended and in force from time to time;

“managing director” means a person appointed as managing director pursuant to article 11.5(a) and includes an acting managing director;

“marketable parcel” means, in respect of any shares, that number of shares which would be a marketable parcel as defined in the listing rules;

“member” means a person entered in the register as a shareholder of the company;

“month” means calendar month;

“official list” means the official list of the Exchange;

“official representative” means a representative appointed by a body corporate under article 10.2(b) or otherwise appointed under the Corporations Act;

“paid up” includes credited as paid up;

“proper ASTC transfer” has the meaning given to that term in the Corporations Regulations 2001;

“record time” means:

(a)	in the case of a meeting for which the caller of the meeting has decided, under the Corporations Act, that shares are to be taken to be held by the persons who held them at a specified time before the meeting, that time; and

(b)	in any other case, 10pm eastern standard time on the last preceding trading day (as that term is defined in the listing rules) or 48 hours before the meeting (whichever is later);

“register” means the register of members to be kept pursuant to the Corporations Act and where appropriate includes:

(a)	a sub-register conducted by or for the company under the Corporations Act; and

(b)	a branch register;

“registered address” means the address of a member in the register or such other address as the member may from time to time in writing notify to the company as the member’s address for the service of notices;

“registered office” means the registered office for the time being of the company;

“related body corporate” means any body corporate which by virtue of section 50 of the Corporations Act would be deemed to be related to the company;

“restricted securities” has the meaning given to that expression in the listing rules;

“seal” means the common seal or the certificate seal of the company;

“secretary” means a person or persons appointed by the directors pursuant to article 14.1 to perform the duties of secretary of the company and includes an acting secretary;

“share” means a share in the capital of the company;

“voting member” means, in reference to a meeting of the company, any person who is or was the registered holder of a voting share at the record time, except as provided in article 10.13;

“voting share” means any issued share in the capital of the company that confers a right to vote, not being a right to vote that is exercisable only in limited circumstances as described in the definition of “voting share” in section 9 of the Corporations Act.

1.2	Interpretation

In this constitution, unless a contrary intention appears:

(a)	(i) headings are inserted for convenience only and do not affect the construction of this constitution;

(ii)	words importing any gender include the other genders, words importing persons include bodies corporate, bodies politic, partnerships, joint ventures, associations, boards, groups or other bodies (whether or not the body is incorporated), words importing the singular include the plural and vice versa, and where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(iii)	a reference to a person includes that person’s successors and legal representatives;

(iv)	a reference to a statute or regulation (or to a provision of a statute or regulation) means the statute, regulation or provision as modified or amended and in operation for the time being, or any statute, regulation or provision enacted in lieu thereof and includes any by law, order, regulation, rule or other statutory instrument for the time being in force under the statute, regulation or provision;

(v)	a reference to the listing rules or the ASTC settlement rules includes any variation, consolidation or replacement of those rules and is to be taken to be subject to any applicable waiver or exemption;

(vi)	a word or expression in this constitution that deals with a matter dealt with by a provision of the Corporations Act has the same meaning as in that provision.

(vii)	subject to article 1.2(a)(vi), an expression in an article that is used in the Corporations Act, has the same meaning in this constitution as in the Corporations Act.

(b)	a reference in this constitution to a partly paid share is a reference to a share on which there is an amount unpaid;

(c)	a reference in this constitution to an amount unpaid on a share includes a reference to any amount of the issue price which is unpaid;

(d)	a reference in this constitution to a call or an amount called on a share includes a reference to a sum that, by the terms of issue of a share, becomes payable on issue or at a fixed date;

(e)	a reference in this constitution to a member for the purposes of a meeting of members for which the caller of the meeting has determined a record time is a reference to a registered holder of shares as at the relevant record time;

(f)	a reference in this constitution to a member present at a general meeting is a reference to a member present in person or by proxy, attorney or official representative; and

(g)	a reference in this constitution to a person holding or occupying a particular office or position is a reference to any person who occupies or performs the duties of that office or position.

1.3 Replaceable rules

The provisions of the Corporations Act relating to a company’s internal management which are described as replaceable rules do not apply to the company except insofar as they are repeated in this constitution.

1.4 Exercising powers

(a)	The company may, in any way the Corporations Act permits:

(i)	exercise any power;

(ii)	take any action; or

(iii)	engage in any conduct or procedure,

which, under the Corporations Act a company limited by shares may exercise, take or engage in.

(b)	Where this constitution provides that a person “may” do a particular act or thing, the act or thing may be done at the person’s discretion.

(c)	Where this constitution confers a power to do a particular act or thing, the power is, unless the contrary intention appears, to be taken as including a power exercisable in the same way and subject to the same conditions (if any) to repeal, rescind, revoke, amend or vary that act or thing.

(d)	Where this constitution confers a power to do a particular act or thing, unless the contrary intention appears, the power may be exercised from time to time.

(e)	Where this constitution confers a power to do a particular act or thing concerning particular matters, the power is, unless the contrary intention appears, to be taken to include a power to do that act or thing as to only some of those matters or as to a particular class of those matters, and to make different provision concerning different matters or different classes of matters.

(f)	Where this constitution confers a power to make appointments to an office or position (except the power to appoint a director under article 11.4(a)), the power is, unless the contrary intention appears, to be taken to include a power:

(i)	to appoint a person to act in the office or position until a person is appointed to the office or position;

(ii)	to remove or suspend any person appointed (without prejudice to any rights or obligations under any contract between the person and the company); and

(iii)	to appoint another person temporarily in the place of any person removed or suspended or in the place of any sick or absent holder of the office or position.

(g)	Where this constitution gives power to a person to delegate a function or power:

(i)	the delegation may be concurrent with, or (except in the case of a delegation by the directors) to the exclusion of, the performance or exercise of that function or power by the person;

(ii)	the delegation may be either general or limited in any way provided in the terms of delegation;

(iii)	the delegation need not be to a specified person but may be to any person holding, occupying or performing the duties of a specified office or position;

(iv)	the delegation may include the power to delegate; and

(v)	where performing or exercising that function or power depends on that person’s opinion, belief or state of mind about a matter, that function or power may be performed or exercised by the delegate on the delegate’s opinion, belief or state of mind about that matter.

1.5	Currency

(a)	The directors may determine that any amount payable to the holder of a share, whether in relation to dividends, repayment of capital, participation in surplus property of the company or otherwise, will be paid in the currency of a country other than Australia where appropriate.

(b)	The directors may determine or provide for the determination of the applicable exchange rate, fix a time before the payment date as the time at which the applicable exchange rate will be determined for that purpose and determine the method of payment.

(c)	The directors may settle any difficulty arising in regard to any payment made in a currency other than Australian currency as they consider expedient.

2.	SHARE CAPITAL AND VARIATION OF RIGHTS

2.1	Company’s power to convert shares into larger or smaller number

Subject to the Corporations Act and, if applicable, to article 2.4, the company may convert all or any of its shares into a larger or smaller number of shares or reclassify shares from one class to another by resolution passed at a general meeting.

2.2	Reduction of capital

(a)	The company may reduce its share capital in any manner permitted by the Corporations Act.

(b)	Where the company reduces its share capital in accordance with the Corporations Act, it may do so by way of payment of cash, distribution of specific assets (including shares or other securities of another corporation), or in any other manner permitted by law.

(c)	Where the company reduces its share capital by way of distribution of specific assets, article 16.10 applies.

2.3	Alteration of share capital

Subject to the Corporations Act, the directors may do anything required to give effect to any resolution altering the company’s share capital, including, where a member becomes entitled to a fraction of a share on a consolidation:

(a)	making cash payments in lieu of the fractional entitlement;

(b)	determining that fractions may be disregarded in order to adjust the rights of all parties;

(c)	appointing a trustee to deal with any fractions on behalf of members; and

(d)	rounding up each fractional entitlement to the nearest whole share.

2.4	Variation of rights

(a)	If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the company is being wound up, be varied with the consent in writing of the holders of three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class.

(b)	The provisions of this constitution relating to general meetings (including article 10.2) apply so far as they are capable of application and mutatis mutandis to every such separate meeting except that a poll may be demanded:

(i)	by the chairman of the meeting;

(ii)	by not less than 10 holders of shares of the class present in person or by official representative, proxy or attorney;

(iii)	by a holder or holders of shares of the class present in person or by official representative, proxy or attorney and representing not less than 10 percent (10%) of the total voting rights of all the holders of shares of the class; or

(iv)	by a holder or holders of shares of the class present in person or by official representative, proxy or attorney, being shares on which an aggregate sum has been paid up equal to not less than 10 percent (10%) of the total sum paid up on all the shares of the class.

(c)	The rights conferred upon the holders of the shares of any class shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed not to be varied by the creation or issue of further shares ranking equally with the first-mentioned shares.

3.	ISSUES OF SHARES

3.1	Directors to issue shares

(a)	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Corporations Act, shares in the company shall be under the control of the directors who may allot, issue or grant rights or options in respect of, or otherwise dispose of, shares to such persons, for such price, upon such conditions, at such times and with such preferred, deferred or other special rights or restrictions, whether with regard to dividends, voting, return of capital or otherwise as the directors determine.

(b)	The directors may issue shares paid up in full on allotment or partly paid in such amounts as the directors think fit.

(c)	The directors shall have the right to settle the manner in which fractions of a share, however arising, are to be dealt with.

3.2	Preference shares

3.2.1

Subject to the Corporations Act, the directors may issue preference shares:

(a)	which are, or at the option of the company are to be, liable to be redeemed by the company on such terms and conditions and in such manner as the directors determine before the issue thereof; and

(b)	whether the shares are redeemable or non-redeemable, with any of the rights set out in this article 3.2 and with such other rights, not inconsistent with this article, as are conferred by the terms of issue of the preference shares.

3.2.2	Terms of issue

Prior to the allotment of any preference shares the directors shall determine with respect to such shares the following matters or the manner in which such matters shall be determined:

(a)	where the preference shares are redeemable,

(i)	the amount payable on redemption;

(ii)	the redemption date;

(iii)	the time, place and manner of redemption; and

(iv)	the conditions for exercise of the rights of redemption by the holder or by the company;

(b)	in any case,

(i)	the rate or amount of dividends (including any additional dividends) at any time or from time to time, the basis (if any) upon which the amount of a dividend will be increased to take account of tax or other fiscal impost and the basis (if any) upon which the amount of any dividend otherwise payable in respect of the shares reduces by reference to other amounts paid to the holder of the shares;

(ii)	the times or circumstances for payment of dividends on the shares;

(iii)	the periods in respect of which the dividends are payable;

(iv)	the funds out of which the dividends are to be payable;

(v)	the premium (if any) payable;

(vi)	the currency in which dividends or capital or both are to be paid;

(vii)	whether or not the issue of further shares ranking equally with the preference shares in any or in any stated respect is permitted;

(viii)	(viii)whether the preference shares are convertible into shares of another class and, if so, in what circumstances;

(ix)	if required under article 3.2.7(b)(ii), the market value, or the mechanism for determining the market value, of an ordinary share at the date of allotment of the preference share;

(x)	if the preference share has the rights set out in article 3.2.3(d), any right of the holder of the preference share on redemption or in a winding up to payment of an amount equal to a dividend of the type described in article 3.2.4(d);

(xi)	if the preference share has the rights set out in article 3.2.6(b)(iii), the sum or the mechanism for determining the sum to which the holder of the preference share has the right to payment in a winding up;

(xii)	if applicable, any reference rate for the purposes of article 3.2.8; and

(xiii)	such other matters as the directors may determine.

3.2.3	Dividend rights

The directors may issue preference shares with such rights to dividends as set out below:

(a)	a right to cumulative dividends with or without any further right to participate in profits available for dividends;

(b)	a right to non-cumulative dividends with or without any further right to participate in profits available for dividends;

(c)	a right to non-cumulative dividends and a right to additional preference shares in accordance with article 3.2.5 but with no further right to participate in profits available for dividends;

(d)	a right to non-cumulative dividends and, to the extent (if any) specified in the terms of issue, to additional dividends in connection with the conversion of a preference share into an ordinary share and to additional dividends in circumstances where a dividend contemplated by the terms of issue has not been paid in full on the preference shares and:

(i)	a dividend has been, or is sought to be, declared or paid on shares ranking pari passu with or junior to the preference shares or a sum is, or is sought to be, set aside for the payment thereof; or

(ii)	shares in the company have been, or are sought to be, repurchased, redeemed or beneficially acquired by the company, or a sum is, or is sought to be, set aside or a sinking fund is, or is sought to be, established for such a purpose, but with no further right to participate in profits available for dividends; or

(e)	no right to dividends.

The terms of issue of preference shares may provide that to the extent that an amount is paid to a holder of preference shares other than by way of dividend paid by the company, the amount of any dividend otherwise payable to the holder in respect of the preference shares reduces in a manner specified in the terms of issue.

3.2.4	Entitlements and priority as to payment of dividends

The holders of preference shares will rank for payment of dividends to which they are entitled in accordance with the provisions set out below:

(a)	Holders of preference shares shall rank equally for payment of dividends and in priority to all holders of other classes of shares.

(b)	Where the holder of a preference share has a right to cumulative dividends, the holder shall have the right on redemption or in a winding up to payment of an amount equal to all arrears of or accrued dividends down to the date of redemption or of commencement of the winding up (as the case may be), whether earned or declared or not, with the same priority in relation to other shares or other classes of preference shares determined pursuant to article 3.2.4(a).

(c)	Where the holder of a preference share has a right to non-cumulative dividends under article 3.2.3(b)or 3.2.3(c) the holder shall have the right on redemption or in a winding up to payment of an amount equal to the dividend entitlement for any dividend date which has then most recently occurred (and which has not been paid by the company) prior to the date of redemption or of commencement of the winding (as the case may be), only if a dividend has been declared by the directors, and with the same priority in relation to other shares or other classes of preference shares as determined pursuant to article 3.2.4(a).

(d)	The holder of a preference share which has the right to a non-cumulative dividend set out in article 3.2.3(d) shall have, to the extent (if any) determined by the directors prior to allotment of the preference share, the right on redemption or in a winding up to payment of an amount equal to any dividend (whether earned or declared or not) which, pursuant to the terms of issue of the preference share, the company was required to pay to the holder or, if there had been sufficient distributable profits, would have been required to pay to the holder, prior to redemption or the commencement of the winding up (as the case may be), with the same priority in relation to other shares or other classes of preference shares as determined pursuant to article 3.2.4(a). Except to the extent provided pursuant to this article 3.2.4(d), the holder of such preference share shall not have a right on redemption or in a winding up to payment of an amount equal to or in respect of arrears of, or accrued but unpaid, dividends.

3.2.5	Right to additional preference shares

(a)	If:

(i)	a preference share is issued with the rights set out in article 3.2.3(c); and

(ii)	all or any part of a dividend otherwise payable to the holders of those preference shares on a particular dividend date has become not payable because, under the terms of issue applicable to those shares a dividend is not payable or is payable only in part, either:

(b)	where in the opinion of the directors the distributable profits of the company are insufficient to permit the payment in full of the dividend on those preference shares on that dividend date and also the payment in full of dividends stated to be payable on that dividend date on other preference shares ranking pari passu therewith; or

(c)	where in the opinion of the directors the payment of the whole or part of the dividend otherwise payable on that dividend date would constitute or cause a breach of the capital adequacy requirements for banks then applicable to the company or any of its subsidiaries; and

(i)	at the relevant dividend date the amount (if any) standing to the credit of the company’s profit or loss account and the amount of the reserves of the company available for the purpose are in aggregate sufficient to be applied and capable of being applied in paying up in full at such price determined by the directors in the terms of issue additional preference shares of that class on the basis provided below;

(ii)	then on the relevant dividend date the directors shall, subject to any applicable law and to the listing rules, allot and issue credited as fully paid to each holder of those preference shares such additional nominal amount of preference shares of that class (rounded to the nearest whole number of preference shares) as equals the cash amount of the dividend which would have been payable to the holder but for the operation of the terms described in paragraph 3.2.5(a)(ii) above multiplied by a factor determined by the directors in the terms of issue of the preference shares.

3.2.6	Repayment of capital and priority as to payment

(a)	Subject to this constitution, where any preference shares are or may be redeemable by the company, such preference shares shall be redeemed by the company in accordance with the terms of issue determined by the directors pursuant to article 3.2.2.

(b)	The company may issue preference shares with any of the rights with respect to payment of capital in a winding up set out below:

(i)	a right to payment in cash of the capital paid thereon;

(ii)	a right to payment in the applicable currency for those preference shares (as specified in the terms of issue pursuant to article 3.2.2(b)(vi)) of an amount equal to the amount in that applicable currency received by the company as the subscription moneys for those preference shares;

(iii)	a right in respect of a preference share to payment in cash of a sum fixed by the directors prior to allotment or capable of determination pursuant to a mechanism adopted by the directors prior to allotment but no further or other right to participate in the assets of the company or a return of capital. (Without limitation, the mechanism adopted by the directors may provide for payment in Australian currency of an amount equal to a sum denominated in a currency other than Australian currency calculated by applying a reference rate (as specified by the directors in the terms of issue) on the date of payment of the purchase of the relevant foreign currency with Australian currency plus an amount estimated by the liquidator in his discretion to be equal to the charges and expenses likely to be incurred in purchasing the relevant foreign currency with Australian currency).

(c)	Holders of preference shares shall rank equally for the payment of the amount payable on redemption of the preference shares and in a winding up of the company.

(d)	Holders of preference shares shall have the right in a winding up of the company to payment, in priority to all holders of other classes of shares, of the amount payable on redemption of the preference shares and of dividends and any other amount to which the holder is entitled in accordance with the provisions of this constitution but shall not participate in any further or other distribution of profits or assets of the company.

3.2.7	Voting rights

(a)	The holder of a preference share shall have the right to vote in the following circumstances:

(i)	during a period during which a dividend (or part of a dividend) in respect of the preference share is in arrears;

(ii)	on a proposal to reduce the company’s share capital;

(iii)	on a proposal that affects rights attached to the preference share;

(iv)	on a resolution to approve the terms of a buy-back agreement;

(v)	on a proposal to wind up the company;

(vi)	on a proposal for the disposal of the whole of the company’s property, business and undertaking; and

(vii)	during the winding up of the company.

(b)	Notwithstanding any other provision of this constitution, the holder of a preference share:

(i)	on a show of hands shall be entitled to exercise one vote when entitled to vote under any of the circumstances set out in paragraph 3.2.7(a)of this article; and

(ii)	on a poll shall be entitled to one vote for each fully paid preference share or if the directors so determine in the terms of issue, the number of votes per preference share which equals the sum subscribed for the preference share divided by the market value of an ordinary share (as determined by the directors or pursuant to a mechanism adopted by the directors) on the date of allotment of the preference (rounded to the nearest number of votes). If a preference share is not fully paid, the holder shall be entitled to a fraction of a vote for each party paid preference share equivalent to the proportion which the amount paid is of the total amount paid and payable.

3.2.8	Payments denominated in foreign currency

Where any sum is payable by the company to the holder of a preference share in a currency other than Australian dollars, and such sum is not paid when due or the company has commenced winding up, the holder may elect by notice in writing to the company to require instead payment of an amount in Australian dollars equal to that foreign currency amount calculated by applying the relevant reference rate (being such rate applicable in such market and at such time as determined by the directors prior to allotment of those preference shares) on the date of payment for the sale of the relevant currency for Australian dollars.

3.2.9	Conversion

A preference share which, in accordance with its terms of issue may be converted into an ordinary share shall, at the time of conversion and without any further act, have (subject to the terms of issue of the preference share in relation to entitlement to ordinary dividends paid after conversion) the same rights as a fully paid ordinary share and rank pari passu with other fully paid ordinary shares then on issue.

3.2.10	Variation of rights

(a)	Where the company proposes to issue preference shares or to convert issued shares into preference shares:

(i)	If those preference shares are to rank in priority to preference shares already issued, unless that is expressly permitted by the conditions of issue of the preference shares already issued, the issue or conversion shall be deemed to be a variation of the rights attached to the preference shares already issued and article 2.4(a) and 2.4(b)shall apply; and

(ii)	if those preference shares are to rank equally with preference shares already issued, article 2.4(c) shall apply.

(b)	If the most recent dividend entitlement as set out in the terms of issue of any preference shares has been paid or provided for in full, the consent of any holders of preference shares, or any class of preference shares shall not be required for the reduction, redemption or buy back of share capital of the company ranking as regards dividends and as to rights on winding up equally with or after the preference shares or class of preference shares, except where such consent is required by the Corporations Act or by this constitution.

3.2.11	Additional rights of preference shares

Holders of preference shares shall be entitled to the same rights as a holder of ordinary shares of the company in relation to receiving notices, reports and financial statements, and attending and being heard at all general meetings of the company.

3.2.12	Listing rules

Notwithstanding this article 3.2, the company may not issue preference shares which confer upon the holders rights which are inconsistent with those specified in the listing rules, except to the extent of any express written waiver of the listing rules by the Exchange.

3.3	Recognition of equitable and other claims

(a)	Except as otherwise required by law or provided by this constitution, the company is entitled to treat the registered holder of a share as the absolute owner of that share and is not:

(i)	compelled in any way to recognise a person as holding a share upon any trust, even if the company has notice of that trust; or

(ii)	compelled in any way to recognise, or be bound by, any equitable, contingent, future or partial claim to or interest in a share on the part of any other person except an absolute right to ownership in the registered holder, even if the company has notice of that claim or interest.

(b)	Shares held by a trustee, may, with the consent of the directors, be marked in the register in such a way as to identify them as being held subject to the relevant trust, but nothing in this article 3.3(b) limits the operation of article 3.3(a).

3.4	Joint holders of shares

(a)	Where several persons are jointly entitled to any share:

(i)	in the absence of any express direction from them to the contrary, the company shall enter their names as members in the register in the order in which their names appear on the application for shares or the instrument or other evidence of transfer or the notice of death or bankruptcy given to the company to establish their entitlement to the share;

(ii)	it shall be a sufficient discharge of any of the company’s obligations to them if the company discharges that obligation in relation to the firstnamed holder of the share in the register;

(iii)	if the company is required by the Corporations Act or the listing rules to issue a share certificate for that share, the company is not required to issue more than one certificate;

(iv)	they shall be jointly and severally liable to pay all calls, interest and other amounts in respect of the share, and

(v)	except where persons are jointly entitled to a share because of the death or bankruptcy of a member in accordance with article 8, or where required by the listing rules or the ASTC settlement rules, the company may, but is not required to, register more than 3 persons as joint holders of the share, provided that nothing in this article 3.4(a) shall prevent the company from differentiating between the joint holders of any share in any respect as provided for in this constitution.

4.	CALLS ON SHARES

4.1	Calls

Subject to the terms of issue upon which any shares may be issued, the directors may from time to time make calls as they shall think fit upon the members in respect of all or any of the moneys unpaid on their shares, which is not by the terms of issue of those shares made payable at fixed times. At least 21 days’ notice, specifying the time and place for payment and the person (if any be appointed) to whom such call shall be paid, shall be given of each call and each member shall pay the amount of every call so made to the company or person (if any) appointed for the purpose and at the times and places appointed by the directors. The directors may require a call to be paid by instalments or may revoke a call.

4.2	Interest on calls

If a sum called in respect of a share is not paid on or before the day appointed for payment of the sum, the registered holder of the share in respect of which the call has been made must pay any expenses incurred by the company in relation to the non-payment or late payment and must pay interest on the sum at the rate of 15 percent (15%) per annum (or such other rate as the directors may determine) which interest accrues daily from the day appointed for the payment thereof to the time of actual payment and may be capitalised monthly or at such other intervals as the directors think fit. The directors may however waive payment of interest due under this article wholly or in part.

4.3	Sums due on allotment are calls

If by the terms or conditions of allotment or issue of a share any amount is payable in respect of the share on allotment or at a specified time, every such amount shall be payable by the member in respect of such shares as if it were a call duly made by the directors, and of which due notice had been given, and all provisions of this constitution as to payment of calls and of interest and expenses, forfeiture of shares for non-payment of calls and otherwise shall apply to such amounts not paid and the shares in respect of which they are payable.

4.4	Power to differentiate

The directors may, on the allotment or issue of shares, and subject to their terms of allotment or issue, differentiate between the holders as to the amount of calls to be paid and the times of payment.

4.5	Payment of calls in advance

The directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called. The directors may authorise payment by the company of interest upon the whole or any part of an amount accepted under this article 4.5 until the amount becomes payable, at such rate as may be agreed upon between the member paying the sum in advance and the directors. The directors may repay to any member all or any of the amount accepted under this article 4.5 and as from the date of such repayment interest (if any) shall cease to be payable in respect of the amount so paid.

4.6	Proof of liability

On the trial or hearing of any action for recovery of any sum due in respect of any call it shall be sufficient to prove that:

(a)	the name of the person sued is entered in the register as the holder or one of the holders of the shares in respect of which such debt accrued;

(b)	the resolution making the call is duly recorded in the minute book; and

(c)	notice of such call was duly given to the member sued in pursuance of this constitution,

and it shall not be necessary to prove the appointment or qualification of the directors who made such call nor any other matter whatsoever. Proof of the matters aforesaid shall be conclusive evidence of the debt. If the action relates to a sum of the kind described in article 4.3, proof of the terms of the allotment shall be deemed to be satisfaction of paragraphs 4.6(b) and 4.6(c) above.

5.	FORFEITURE, LIEN AND DIVESTMENT

5.1	Forfeiture of shares

(a)	If a member fails to pay any call or any instalment of a call on the day appointed for payment thereof, the directors may, at any time while it remains unpaid, serve a notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all expenses that may have been incurred by the company by reason of non-payment or late payment of the call or instalment.

(b)	That notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) by which and a place at which the payment required by the notice is to be made, and shall state that in the event of non-payment on or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

(c)	If the requirements of a notice served under article 5.1(a) are not complied with the directors may by resolution forfeit any share in respect of which the notice has been given at any time after the day named in the notice and before the payment required by the notice has been made.

(d)	Any share so forfeited shall be deemed to be the property of the company and the directors may sell or re-allot the share on such terms and in such manner as they think fit and in the case of re-allotment with or without any money paid on the share by the former holder being credited as paid up.

(e)	The directors may before a forfeited share has been sold or re-allotted annul the forfeiture upon such terms and conditions as they may approve.

(f)	In the event that any forfeited shares are sold within 12 months of the date of forfeiture any residue after the satisfaction of the unpaid calls, instalments, premiums and accrued interest and expenses shall be paid to the member in whose name such share or shares stood immediately prior to the forfeiture.

(g)	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall remain liable to pay and must immediately pay to the company all moneys which at the date of forfeiture were presently payable to the company in respect of the shares.

(h)	On the forfeiture of any share the directors shall cause a note of such forfeiture and the date thereof to be entered in the register and shall cause notice of such forfeiture and the date thereof to be given to the member in whose name it stood immediately prior to the forfeiture and shall upon the disposal of any forfeited share cause a note of the manner and date of such disposal to be similarly entered.

(i)	An entry in the minute book of the company that a share in the company has been duly forfeited on a date stated in the minute shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The company may if necessary execute or effect a transfer of the share in favour of the person to whom the share is sold or disposed of and may receive the consideration therefor.

(j)	In the case of re-allotment the person to whom the share shall have been re-allotted and in the case of sale or other disposition the person or persons to whom the share shall be sold or disposed of, shall be entered upon the register as the holder of the share and shall not be bound to see to the application of the purchase moneys nor shall the new member’s title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, re-allotment sale or other disposal of the share.

5.2	Surrender of shares

The directors may accept from any member a surrender of a share which is liable to forfeiture or any part thereof upon such terms as may be agreed upon between such member and the company.

5.3	Lien on shares

(a)	The company has a first and paramount lien upon each share registered in the name of each member whether solely or jointly with others, for all unpaid calls, instalments and premiums due and payable in respect of such share and for such amounts as the company is required to pay (and has paid) under any statute in respect of the shares of a deceased member or other member and no equitable interest in any share shall be created except upon the footing and condition that article 3.3 is to have full effect.

(b)	The company’s lien on a share extends to all dividends declared or payable in respect of the share and to the proceeds of its sale.

(c)	The registration of a transfer of shares on which the company has any lien, unless notice to the contrary shall first be given to the transferee, shall operate as a waiver of the lien so far as it relates to sums owing by the transferor or any predecessor in title.

(d)	Subject to the ASTC settlement rules, the company may sell, in such manner as the directors think fit, any share on which the company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share.

(e)	The proceeds of any sale shall be received by the company and applied first in payment of all costs and expenses of such sale or any attempted sale, and next in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares as at the date of the sale.

(f)	To give effect to any such sale the directors may execute or effect a transfer of the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and thereupon shall be the holder of such shares discharged from all calls due prior to such purchase. The purchaser shall not be bound to see to the application of the purchase money, nor shall the purchaser’s title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. The remedy of any person aggrieved by such sale shall be against the company exclusively and in damages only.

5.4	Divestment of Shares

5.4.1	Procedure when a holding is less than a marketable parcel

(a)	If a member holds less than a marketable parcel of shares, the company may divest the member of those shares in accordance with the provisions of this article 5.4.1 except in the circumstance where article 5.4.2 is applicable.

(b)	The company may send at any time a notice in writing to a member who holds less than a marketable parcel of shares stating that the company intends to sell or arrange the sale of the member’s shares unless by the date specified in the notice being a date not earlier than six weeks after the date of service of the notice (“the specified date”):

(i)	the shareholding of the member increases to at least a marketable parcel and the member has notified the company in writing of the increase;

(ii)	the relevant shares are sold by the member; or

(iii)	the member gives to the company a written notice that the member wishes to retain the relevant shares.

(c)	Subject to article 5.4.4(g), the company may not give more than one divestment notice under this article 5.4.1 to a particular member in any 12 months period.

(d)	If the member complies with any one of paragraphs 5.4.1(b)(i), 5.4.1(b)(ii) or 5.4.1(b)(iii)above by the specified date, the company may not sell the shares the subject of the notice. If the member does not comply with any of these requirements by the specified date, the company may sell or arrange the sale of the shares within the period of fourteen days from the specified date without further notice.

(e)	If shares are sold under this article, the company must:

(i)	within a reasonable time after completion of the sale, inform the former member of the sale and total sale proceeds received by the company; and

(ii)	within thirty days after completion of the sale, cause the proceeds of sale to be sent to the former member (or, in the case of joint holders, to the holder whose name appeared first in the register in respect of the joint holding) provided that in the case where the company issues certificates for shares, any certificate for the shares the subject of the transfer has been received by the company (or the company is satisfied that the certificate has been lost or destroyed or that its production is not essential). Payment may be made in any manner and by any means as determined by the company and is at the risk of the former member.

(f)	The company shall bear the costs and expenses of sale (including brokerage and stamp duty) of the transferor of shares sold under this article 5.4.1 (but is not liable for any tax on income or capital gains of the former member).

5.4.2	Divestment of newly created holdings of shares of less than a marketable parcel

(a)	In the circumstance where a new holding of shares is created after the date on which this article 5.4.2 comes into effect by the transfer of a parcel of shares that was less than a marketable parcel at the time a proper ASTC transfer was initiated or a paper-based instrument of transfer was lodged for registration, the company may divest the member of those shares in accordance with the provisions of this article 5.4.2.

(b)	The company may send a notice in writing to such member (“the divestment notice”) stating that the company intends to sell or arrange the sale of the member’s shares unless by the date specified in the divestment notice being a date not earlier than fourteen days after the date of service of the notice (“the divestment date”):

(i)	the shareholding of the member increases to at least a marketable parcel and the member has notified the company in writing of the increase; or

(ii)	the relevant shares are sold by the member.

(c)	If the requirements of the divestment notice are not complied with by the member by the divestment date, the company may sell or arrange the sale of the shares held by such member which are specified in such notice within the period of fourteen days from the divestment date without further notice.

(d)	The proceeds of such sale shall be received by the company and applied first in payment of all costs and expenses of such sale (including brokerage and stamp duty) and the residue (together with any dividends which may have been withheld pursuant to paragraph 5.4.2(e) of this article) shall then be paid to the former member. The company shall not be liable for any tax on income or capital gains of the former member. Any payment may be made in any manner and by any means as determined by the company and is at the risk of the former member.

(e)	All dividend and voting rights attaching to shares which are the subject of a divestment notice under this article 5.4.2 shall be suspended if the requirements of the notice are not complied with by the divestment date and shall continue to be suspended until the disposal of the shares by the company except that such dividend and voting rights shall not be suspended if, as at the divestment date, the relevant holding has for any reason ceased to be a holding of less than a marketable parcel. If the company withholds payment of any dividends during a suspension of dividend rights, it shall pay those dividends to the former member following completion of the sale.

5.4.3	Sale procedure

(a)	Any shares to be sold pursuant to article 5.4.1 or article 5.4.2 may be sold on-market on the Exchange at the price, on the terms, in the manner and at the time determined by the company, and for the purposes of a sale pursuant to this article, the member:

(i)	appoints the company as the member’s agent for sale;

(ii)	authorises the company to instruct a stockbroker (which may be a related body corporate of the company) to effect the sale;

(iii)	authorises the company to initiate a holding adjustment to move the shares from a CHESS holding to an issuer-sponsored holding maintained by the company;

(iv)	appoints the company as the member’s attorney in the member’s name and on the member’s behalf to effect a transfer of the shares or take any other steps as it may consider appropriate to transfer the shares so sold.

(b)	The company may register a transfer of shares whether or not any certificate for the shares has been delivered to the company.

(c)	If the shares of two or more members to whom this article applies are sold to one purchaser, the transfer may be effected by one transfer.

5.4.4	General provisions

For the purposes of this article 5.4:

(a)	Any divestment notice sent by the company under article 5.4.1 or article 5.4.2 shall comply with any requirements of the listing rules and the ASTC settlement rules.

(b)	A certificate signed by the secretary stating that shares sold under this article have been properly sold discharges the purchaser of those shares from all liability in respect of the purchase of those shares.

(c)	When a purchaser of shares is registered as the holder of the shares, the purchaser:

(i)	is not bound to see to the regularity of the actions and proceedings of the company under this article or to the application of the proceeds of sale; and

(ii)	has title to the shares which is not affected by any irregularity or invalidity in the actions and proceedings of the company.

(d)	Any remedy of any member to whom this article applies in respect of the sale of the member’s shares is limited to a right of action in damages against the company to the exclusion of any other right, remedy or relief against any other person.

(e)	The member shall not be entitled to make any claim against the company for any costs or expenses occurred in connection with the disposal of any shares by the member under the provisions of this article.

(f)	All money payable to former members under this article which is unclaimed for one year after payment may be invested or otherwise made use of by the company for the benefit of the company until claimed or otherwise disposed of according to law. No money payable under this article by the company to former members bears interest as against the company.

(g)	On the day on which there is announced a Takeover (as defined in the listing rules) the power of sale under this article lapses until the close of offers under the Takeover. On the close of offers under the Takeover the company may invoke the procedures set out in this article and in the case of article 5.4.1, notwithstanding article 5.4.1(c).

6.	INDEMNITY FOR TAXATION

If any law of any country, state or place imposes any liability upon the company to make any payment:

(a)	in respect of shares held solely or jointly by a member;

(b)	in respect of a transfer or transmission of shares by a member;

(c)	in respect of dividends, bonuses or other money due or payable or which may become due and payable in respect of the shares of a member; or

(d)	otherwise for or on account of or in respect of the shares of a member,

whether as a consequence of:

(e)	the death of that member;

(f)	the non-payment of any duty, penalty, tax or other imposition by that member or the legal personal representative of that member; or

(g)	any other act or thing,

then, in addition to any right or remedy that law may confer on the company:

(h)	the member or, if the member is dead, the member’s legal personal representative must:

(i)	fully indemnify the company against that liability;

(ii)	reimburse the company for any payment made under or as a consequence of that law immediately on demand by the company; and

(iii)	pay interest from the date the company makes a payment under or as a consequence of that law until the date the company is reimbursed for that payment under article 6(h)(ii), at a rate determined by article 4.2;

(i)	the company has a lien upon all dividends in respect of the shares held solely or jointly by that member or that member’s legal personal representative for all money that the company is required to pay (and has paid) under this article 6; and

(j)	the company may recover as a debt due from that member or from that member’s legal personal representative any money payable to the company under this article 6.

7.	TRANSFER OF SHARES

7.1	Instrument of transfer

(a)	Subject to this constitution, a member may transfer all or any of that member’s shares by a proper ASTC transfer, an instrument in writing in registrable form or, subject to the Corporations Act, the listing rules and ASTC settlement rules, by electronic means or any other means that the directors approve.

(b)	A transfer referred to in article 7.1(a) shall be executed by or on behalf of the transferor (but need not be executed by the transferee) or may be executed, effected or validated otherwise in accordance with the Corporations Act, the listing rules and the ASTC settlement rules and if required by law to be stamped it shall be stamped.

7.2	Registration procedure

(a)	Except in the case of a proper ASTC transfer, the instrument or other evidence of transfer must be delivered or lodged for registration at the registered office or such other place as the directors may from time to time determine, accompanied by any certificate of the shares to which it relates and such other information as the directors properly require to show the right of the transferor to make the transfer, and thereupon the company shall, subject to the powers vested in the directors by this constitution, register the transferee as a shareholder.

(b)	Subject to the ASTC settlement rules, a transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register in respect of the shares and a transfer of shares shall not pass the right to any dividends declared on those shares until registration.

(c)	Except where this constitution, the Corporations Act or the listing rules contemplate that a fee or levy may or will be charged, the company shall register all transfers, elections or renunciations, issue certificates and transmission receipts and mark or note transfer forms without charge.

(d)	On registration of a transfer of shares, the company shall cancel the old certificate (if any) and, if so required by the Corporations Act or the listing rules, issue new certificates in the name of the transferee for the shares transferred and in the name of the transferor for the balance of shares retained (if any).

7.3	Directors may decline to register

(a)	The directors may decline to register, or prevent registration of, a transfer of shares or apply a holding lock to prevent a transfer in accordance with the Corporations Act or the listing rules where:

(i)	the transfer is not in registrable form;

(ii)	the company has a lien on any of the shares transferred;

(iii)	registration of the transfer may breach a law of Australia;

(iv)	the transfer is paper-based and registration of the transfer will create a new holding which, at the time the transfer is lodged, is less than a marketable parcel;

(v)	the transfer is not permitted under the terms of an employee share plan; or

(vi)	the company is otherwise permitted or required to do so under the listing rules or, except for a proper ASTC transfer, under the terms of issue of the shares.

(b)	If in the exercise of their rights under this article 7.3, the directors decline to register, or prevent registration of, a transfer of any shares they shall give written notice in accordance with the listing rules of the refusal to the transferee and the broker delivering or lodging the transfer. Failure to give that notice will not invalidate the decision of the directors to decline to register the transfer.

(c)	The directors may delegate their authority under this rule 7.3 to any person.

7.4	Suspension and closure of the register

Except in the case of proper ASTC transfers, the directors may close the register in accordance with the listing rules.

7.5	Company to retain instrument of transfer

(a)	The company shall retain every instrument or other record of transfer which is registered for such period as the directors determine.

(b)	Where the directors refuse registration of a transfer the instrument of transfer (if any) shall be returned to the person who deposited it if demand is made within 12 months of the giving of notice of refusal to register unless there has been an allegation of fraud concerning the transfer or the transaction to which it relates.

7.6	Automated security transfer systems

(a)	The company may participate in any computerised or electronic system established or recognised by law or by the listing rules or the ASTC settlement rules for the purpose of facilitating dealings in shares.

(b)	Where the company participates in any such system, then notwithstanding any other provision of this constitution relating to the transfer of shares and the issue of certificates for shares:

(i)	shares may be transferred and the transfers registered in a manner permitted or recognised by law or the listing rules or the ASTC settlement rules; and

(ii)	the directors may decide not to issue certificates for shares or may decide to cancel such certificates without issuing any replacement certificates wherever such a practice is not contrary to applicable law or the requirements of the listing rules or the ASTC settlement rules.

(c)	The directors may, to the extent the law permits, waive any of the requirements of this article 7 and prescribe alternative requirements instead, whether to give effect to article 7.6(a) or for another purpose.

8.	TRANSMISSION OF SHARES

8.1	Transmission of shares on death of holder

In the case of the death of a member, the survivor or survivors of a deceased member who was a joint holder, and the legal personal representatives of a deceased member who was a sole holder, shall be the only persons recognised by the company as having any title to the member’s interest in the shares, but this article does not release the estate of a deceased member or joint holder from any liability in respect of a share that had been held by the deceased solely or jointly held with other persons.

8.2	Right of registration on death or bankruptcy

(a)	Subject to the Bankruptcy Act 1966, a person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such information being produced as is properly required by the directors, elect either to be registered as holder of the share or to nominate some other person to be registered as the transferee of the share.

(b)	A person becoming so entitled who elects to be registered shall deliver or send to the company a notice in writing signed by that person advising of the election.

(c)	A person who elects to have another person registered shall execute or effect a transfer of the share to that other person.

(d)	All the limitations, restrictions and provisions of this constitution relating to the right to transfer, and the registration of transfers of, shares are applicable to any such notice or transfer as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

8.3	Effect of transmission

(a)	Where a member dies or becomes bankrupt, the member’s legal personal representative or the trustee of the member’s estate, as the case may be, is, upon the production of such information as is properly required by the directors, entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the company, or to voting or otherwise), as the registered holder would have been entitled to if he or she had not died or become bankrupt.

(b)	Where two or more persons are jointly entitled to any share in consequence of the death of the registered holder they shall, for the purpose of this constitution, be deemed to be joint holders of the share and article 3.4 will apply to them.

(c)	The directors may register a transfer of shares signed by a member before the member’s death or bankruptcy even though the company has notice of the member’s death or bankruptcy.

9.	GENERAL MEETINGS

9.1	Calling general meetings

(a)	The directors, or any director to the extent permitted by the Corporations Act from time to time, may whenever they think fit convene a general meeting.

(b)	The rights of members to requisition or to convene a general meeting of the company shall be as set out in the Corporations Act.

9.2	Postponement or cancellation of general meeting

The directors may by notice to the Exchange change the venue for, postpone or cancel a general meeting as they think fit except where the change, postponement or cancellation would be contrary to the Corporations Act. Subject to the Corporations Act, the directors may give notice of postponement or cancellation as they think fit but any failure to give notice of postponement or cancellation does not invalidate the postponement or cancellation or any resolution passed at a postponed meeting.

9.3	Persons entitled to notice of general meeting

(a)	Notice of every general meeting shall be given in a manner authorised by article 17 and in accordance with the Corporations Act and the listing rules to:

(i)	every member;

(ii)	every director;

(iii)	the secretary (unless the secretary despatches the notice);

(iv)	the auditor; and

(v)	the Exchange.

(b)	No other person is entitled to receive notices of general meetings, except a person entitled to receive notice by law or pursuant to any other obligation of the company.

9.4	Notice of general meeting

(a)	The content of a notice of a general meeting called by the directors is to be decided by the directors, but it must state the general nature of the business to be conducted at the meeting and any such other matters as may be required by the Corporations Act, the listing rules or this constitution from time to time.

(b)	A general meeting shall be convened by notice in writing of not less than the period prescribed by the Corporations Act or may be convened by shorter notice in the circumstances permitted by the Corporations Act.

(c)	Unless the Corporations Act provides otherwise:

(i)	no business may be transacted at a general meeting unless the general nature of the business is stated in the notice calling the meeting; and

(ii)	except with the approval of the directors or the chairman, no person may move any amendment to a proposed resolution the terms of which are set out in the notice calling the meeting or to a document which relates to such a resolution and a copy of which has been made available to members to inspect or obtain.

(d)	A person may waive notice of any general meeting by written notice to the company.

(e)	The non-receipt of notice of a general meeting or of a proxy form by, or the accidental or erroneous omission to give notice of a general meeting or a proxy form to, a person entitled to receive notice of a general meeting does not invalidate any resolution passed at the general meeting.

(f)	A person’s attendance at a general meeting waives any objection that person may have to:

(i)	a failure to give notice, or the giving of a defective notice, of the meeting unless the person at the beginning of the meeting objects to the holding of the meeting; and

(ii)	the consideration of a particular matter at the meeting which is not within the business referred to in the notice of the meeting, unless the person objects to the consideration of the matter when it is presented.

10.	PROCEEDINGS AT GENERAL MEETINGS

10.1	Admission to general meetings

(a)	The chairman of a general meeting may take any action he or she considers appropriate for the safety of persons attending the meeting and the orderly conduct of the meeting and may refuse admission to, or require to leave and remain out of, the meeting any person:

(i)	in possession of a pictorial-recording or sound-recording device;

(ii)	in possession of a placard or banner;

(iii)	in possession of an article considered by the chairman to be dangerous, offensive or liable to cause disruption;

(iv)	who refuses to produce or permit examination of any article, or the contents of any article, in the person’s possession;

(v)	who behaves or threatens to behave in a dangerous, offensive or disruptive way; or

(vi)	who is not entitled to receive notice of the meeting.

The chairman may delegate the powers conferred by this rule to any person he or she thinks fit.

(b)	A person, whether a member or not, requested by the directors or the chairman to attend a general meeting is entitled to be present and, at the request of the chairman, to speak at the meeting.

(c)	If the chairman of a general meeting considers that there is not enough room for the members who wish to attend the meeting, he or she may arrange for any person whom he or she considers cannot be seated in the main meeting room to observe or attend the general meeting in a separate room. Even if the members present in the separate room are not able to participate in the conduct of the meeting, the meeting will nevertheless be treated as validly held in the main room.

(d)	If a separate meeting place is linked to the main place of a general meeting by an instantaneous audio-visual communication device which, by itself or in conjunction with other arrangements:

(i)	gives the general body of members in the separate meeting place a reasonable opportunity to participate in proceedings in the main place;

(ii)	enables the chairman to be aware of proceedings in the other place; and

(iii)	enables the members in the separate meeting place to vote on a show of hands or on a poll,

a member present at the separate meeting place is taken to be present at the general meeting and entitled to exercise all rights as if he or she was present at the main place.

(e)	If the communication device encounters a technical difficulty, whether before or during the meeting, which results in the matters required by sub-article 10.1(d)(i),(ii) or (iii) at the separate meeting place not being satisfied, the meeting may still be held or continue in the main place (and any other place which is linked under article 10.1(d)(i)) and transact business, even if the members in the separate meeting place are unable to participate. No member may object to the meeting being held or continuing. However, if the effect of this article 10.1(e) has not been referred to in the notice calling the meeting, the business the meeting may conduct is limited to adjourning the meeting.

10.2	Representation of member

(a)	A member may be represented by a proxy or attorney.

(b)	A member which is a body corporate may authorise such person as it thinks fit to act as its official representative either at a particular general meeting or at all general meetings of the company or of any class of members. An authorising member may also designate an alternate official representative who may act in the absence of the official representative but only one representative may exercise the authorising member’s powers at any one time. If an authorising member appoints its official representative by reference to a position held, the authority must identify that position.

(c)	An official representative is, in accordance with his or her authority and until it is revoked by the authorising member, entitled to exercise the same powers on behalf of the authorising member as the member could exercise if it were a natural person.

(d)	Unless the instrument or resolution appointing a proxy, attorney or official representative provides differently, the proxy, attorney or representative has the same rights to speak, demand a poll, join in demanding a poll or act generally at the meeting as the member would have had if the member was present.

(e)	Unless otherwise provided in the appointment of a proxy, attorney or official representative, an appointment will be taken to confer authority:

(i)	even though the instrument may refer to specific resolutions and may direct the proxy, attorney or official representative how to vote on those resolutions:

(A)	to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion;

(B)	to vote on any procedural motion, including any motion to elect the chairman, to vacate the chair or to adjourn the meeting; and

(C)	to act generally at the meeting; and

(ii)	even though the instrument may refer to a specific meeting to be held at a specified time or venue, where the meeting is rescheduled or adjourned to another time or changed to another venue, to attend and vote at the re-scheduled or adjourned meeting or at the new venue.

(f)	A reference to a voting member in the succeeding provisions of this article 10 includes a proxy, attorney or official representative.

10.3	Quorum

No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Five voting members of the company present shall constitute a quorum for a meeting.

10.4	Failure to achieve quorum

(a)	Where a general meeting is convened upon the requisition of members and a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

(b)	Where a general meeting is convened in any other way and a quorum is not present within half an hour from the time appointed for the meeting:

(i)	the meeting shall stand adjourned to such day, and at such time and place, as the directors determine or, if no determination is made by them, to the same day in the next week at the same time and place; and

(ii)	if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the voting members present shall constitute a quorum.

10.5	Appointment and powers of chairman of general meeting

(a)	While a person holds office as chairman of directors, that person shall preside as chairman at general meetings. During any absence or vacancy in that office, the person (if any) who holds office as deputy chairman of directors shall preside as chairman at general meetings.

(b)	Where a general meeting is held and:

(i)	there is no chairman entitled to preside under article 10.5(a); or

(ii)	the chairman so entitled is not present within 15 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the directors present shall elect one of their number to be chairman of the meeting, or, if no director shall be present or if all directors present decline to take the chair, the voting members present shall elect one of their number to be chairman of the meeting.

(c)		A chairman of a general meeting may, for any item of business or discrete point of the meeting, vacate the chair in favour of another person nominated by him or her.

(d)	(i)	The general conduct of each general meeting of the company and the procedures to be adopted at the meeting are as determined at, during or prior to the meeting by the chairman.

(ii)	Nothing contained in this constitution is to be taken as limiting the powers conferred on the chairman by law.

(e)	The chairman may at any time the chairman considers it necessary or desirable for the proper and orderly conduct of the meeting:

(i)	impose a limit on the time that a person may speak on each motion or other item of business and terminate debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the members present; and

(ii)	adopt any procedures for casting or recording votes at the meeting whether on a show of hands or on a poll, including the appointment of scrutineers.

(f)	A decision by a chairman under articles 10.5(d) or 10.5(e) is final.

(g)	The chairman may postpone the meeting before it has started, whether or not a quorum is present, if, at the time and place appointed for the meeting, he or she considers that:

(i)	there is not enough room for the number of members who wish to attend the meeting; or

(ii)	a postponement is necessary in light of the behaviour of persons present or for any other reason so that the business of the meeting can be properly carried out.

(h)	A postponement under article 10.5(g) will be to another time, which may be on the same day as the meeting, and may be to another place (and the new time and place will be taken to be the time and place for the meeting as if specified in the notice which called the meeting originally).

10.6	Adjournment of general meeting

(a)	The chairman may at any time during the course of the meeting:

(i)	adjourn the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting; and

(ii)	for the purpose of allowing any poll to be taken or determined, suspend the proceedings of the meeting for such period or periods as he or she decides without effecting an adjournment. No business may be transacted and no discussion may take place during any suspension of proceedings unless the chairman otherwise allows.

(b)	The chairman’s rights under articles 10.5(g) and 10.6(a) are exclusive and, unless the chairman requires otherwise, no vote may be taken or demanded by the members present concerning any postponement, adjournment or suspension of proceedings.

(c)	Only unfinished business may be transacted at a meeting resumed after an adjournment.

(d)	When a meeting is postponed or adjourned for 30 days or more, notice of the postponed or adjourned meeting shall be given as in the case of an original meeting.

(e)	Except as provided by article 10.6(d), where a meeting is postponed or adjourned under article 10.5(g) or 10.6(a), notice of the postponed or adjourned meeting must be given to the Exchange, but need not be given to any other person.

(f)	Where a meeting is postponed or adjourned under article 10.5(g) or 10.6(a), the directors may, by notice to the Exchange, postpone, cancel or change the place of the postponed or adjourned meeting.

(g)	Any voting members may attend a postponed or adjourned meeting.

10.7	Voting at general meeting

(a)	Except where a resolution requires a special majority, questions arising at a general meeting must be decided by a majority of votes cast by the voting members present at the meeting. A decision made in this way is for all purposes a decision of the members.

(b)	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(i)	by the chairman of the meeting;

(ii)	by at least 5 voting members present who are entitled to vote on the resolution; or

(iii)	by a voting member or voting members present with at least 5% of the votes that may be cast on the resolution on a poll.

(c)	Unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

10.8	Poll

(a)	If a poll is duly demanded, it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman of the meeting directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded.

(b)	A poll cannot be demanded at a general meeting on the election of a chairman of the meeting or, unless the chairman requires otherwise in accordance with article 10.6(b), on a question concerning any postponement, adjournment or suspension of proceedings.

(c)	The demand for a poll may be withdrawn.

(d)	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

(e)	If a poll is taken the chairman shall appoint tellers to count the votes.

(f)	In the case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same and such determination made in good faith shall be final and conclusive.

10.9	Equality of votes

In the case of equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, is entitled to a casting vote in addition to any votes to which he or she may be entitled as a voting member.

10.10	Entitlement to vote

(a)	Subject to any rights or restrictions for the time being attached to any class or classes of shares and subject to this article 10.10:

(i)	on a show of hands every person present who is a voting member has one vote; and

(ii)	on a poll, every person present who is a voting member shall have one vote for each voting share that the voting member holds or represents (as the case may be).

(b)	The appointment of a proxy or attorney is not revoked by the appointor attending and taking part in the general meeting, but if the appointor votes on a resolution, the proxy or attorney is not entitled to vote, and must not vote, as the appointor’s proxy or attorney on the resolution.

(c)	If a person present at a general meeting represents personally or by proxy, attorney or official representative more than one member, on a show of hands the person is entitled to one vote only even though he or she represents more than one member.

(d)	If more than one official representative or attorney for a member is present at any meeting of the company then no such official representative or attorney shall be entitled to vote on a show of hands and on a poll only one official representative may exercise the member’s voting rights and the vote of each attorney shall be of no effect unless each such person is appointed to represent a specified proportion of the member’s voting rights, not exceeding in the aggregate 100 percent (100%) of those rights.

(e)	If a member appoints two proxies and both are present at any meeting of the company:

(i)	if the appointment does not specify the proportion or the number of the member’s votes each proxy may exercise, then each proxy may exercise one half of the member’s votes;

(ii)	on a show of hands, neither proxy may vote; and

(iii)	on a poll, each proxy may only exercise votes in respect of those shares or voting rights the proxy represents.

(f)	A voting member holding or representing a partly paid voting share has on a poll that fraction of a vote for each such voting share as equals the fraction generated by dividing the total amount paid on the voting share by the issue price of the voting share. An amount paid in advance of a call is disregarded for this purpose.

(g)	A member is not entitled to vote on a resolution if, under the Corporations Act or the listing rules, the notice which called the meeting was required to specify that:

(i)	the member must not vote or must abstain from voting on the resolution; or

(ii)	a vote on the resolution by the member must be disregarded for any purposes.

If the member or a person acting as proxy, attorney or representative of the member does tender a vote on that resolution, their vote must not be counted.

(h)	Where authority is given to a proxy, attorney or official representative concerning a meeting to be held on or before a specified date or at a specified place and that meeting is postponed to a later date or the meeting place is changed, the authority is taken to include authority to act at the re-scheduled meeting unless the member granting the authority gives the company notice to the contrary under article 10.16(a).

10.11	Joint shareholders’ vote

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, official representative or attorney, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register, but the other or others of the joint holders are entitled to be present at general meetings.

10.12	Votes of certain members

(a)	A parent or guardian of a voting member who is a minor may vote instead of the minor at any general meeting upon such evidence being produced of the relationship or of the appointment of the guardian as the directors may require and any vote so tendered by a parent or guardian of a voting member who is a minor must be accepted to the exclusion of the vote of the minor.

(b)	If a member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, the committee or trustee or such other person as properly has the management of the member’s estate may exercise any rights of the member in relation to a general meeting as if the committee, trustee or other person were the member.

(c)	A person entitled to a share because of the death or bankruptcy of a member may vote at a general meeting in respect of that share in the same way as if that person were the registered holder of the share if, at least 48 hours before the meeting (or such shorter time as the directors determine), the directors:

(i)	admitted that person’s right to vote at that meeting in respect of the share; or

(ii)	were satisfied of that person’s right to be registered as the holder of, or to transfer, the share.

Any vote duly tendered by that person must be accepted and the vote of the registered holder of those shares must not be counted.

(d)	The directors may delegate their power under article 10.12(c) to any person.

10.13	No entitlement

A member is not entitled to vote at a general meeting unless all calls and other amounts presently payable in respect of the member’s shares have been paid.

10.14	Objection to voting qualification

(a)	A voting member may object to the qualification of a voter but only at the meeting or adjourned meeting at which the vote objected to is given or tendered. The objection must be raised before or immediately after the result of the vote is declared.

(b)	Any such objection shall be referred to the chairman of the meeting, whose decision is final.

(c)	A vote not disallowed pursuant to such an objection is valid for all purposes, even if it would not otherwise have been valid.

(d)	The chairman may decide any difficulty or dispute which may arise as to the number of votes which may be cast by or on behalf of any member and the decision of the chairman is final.

10.15	Appointment of proxy

(a)	An instrument appointing a proxy is valid if it is in accordance with the Corporations Act or in any form approved by the directors. An appointment of a proxy may be a standing appointment.

(b)	A proxy need not be a member.

(c)	An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and where an instrument of proxy so provides, the proxy is not entitled to vote on the resolution except as specified in the instrument.

(d)	An instrument appointing a proxy shall be in such form as the directors determine from time to time in accordance with the requirements of the Corporations Act and the listing rules.

(e)	A proxy form issued by the company must allow for the insertion of the name of the person to be primarily appointed as proxy and may provide that, in circumstances and on conditions specified in the form that are not inconsistent with this constitution, the chairman of the relevant meeting (or another person specified in the form) is appointed as proxy.

10.16	Deposit of proxy and other instruments

(a)	An instrument appointing a proxy, attorney or official representative shall not be treated as valid unless:

(i)	the instrument, and the power of attorney or other authority (if any) under which the instrument is signed or a certified copy of that power or authority is or are deposited, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 48 hours before the time appointed for the taking of the poll, at the registered office or at such other place as is specified for that purpose in the notice convening the meeting; and

(ii)	the instrument, the power of attorney or other authority is or are given by a member who would be a voting member at that meeting or poll.

An instrument, power or authority will be treated as being validly received by the company if it is received at a facsimile number at the company’s registered office or at a place, facsimile number or electronic address specified for the purpose in the notice of meeting, or if the notice of meeting specifies other electronic means by which a member may give the document, when the document given by those means is received by the company as prescribed by the relevant regulations.

(b)	In the case of a body corporate appointed as a member’s proxy in accordance with the Corporations Act, the instrument appointing a representative to exercise the powers that the body corporate may exercise as the member’s proxy is not valid unless it is also deposited in accordance with article 10.16(a)(i).

(c)	Article 10.14 shall apply to any objection as to the use or legibility of a facsimile transmission copy.

(d)	The secretary may waive or reduce either of the periods referred to in article 10.16(a) or 10.16(b) in respect of any meeting or any member.

10.17	Electronic transmission of proxy instruments

For the purposes of articles 10.15(a) and 10.16(a), a proxy instrument received at an electronic address specified in the notice of meeting for the receipt of proxy instruments or otherwise received by the company in accordance with the Corporations Act will be taken to have been signed or authenticated if the appointment of the proxy:

(a)	includes or is accompanied by a personal identification code allocated by the company to the member making the appointment;

(b)	has been authorised by the member in another manner approved by the directors and specified in or with the notice of meeting; or

(c)	is otherwise signed or authenticated in accordance with the Corporations Act.

10.18	Validity of vote in certain circumstances

(a)	A vote given in accordance with the terms of an instrument of proxy or of a power of attorney is valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument (or the authority under which the instrument was executed) or of the power, or the transfer of the share in respect of which the instrument or power is given, if no notice in writing of the death, unsoundness of mind, revocation or transfer has been received by the company at its registered office before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

(b)	The chairman of a meeting may:

(i)	permit a person claiming to be an official representative to exercise the powers of an official representative, even if the person is unable to establish to the chairman’s satisfaction that he or she has been validly appointed; or

(ii)	permit the person to exercise those powers on the condition that, if required by the company, he or she produce evidence of the appointment within the time set by the chairman.

(c)	The chairman of a meeting may require a person acting as a proxy, attorney or official representative to establish to the chairman’s satisfaction that the person is the person duly appointed to act. If the person fails to satisfy the requirement, the chairman may exclude the person from attending or voting at the meeting.

(d)	The chairman may delegate his or her powers under paragraph 10.18(b) and 10.18(c) to any person.

10.19	Director entitled to attend and speak

A director shall be entitled to attend all general meetings and all separate general meetings of the holders of any class of shares in the capital of the company and shall be entitled to speak at those meetings.

11.	THE DIRECTORS

11.1	Number and appointment of directors

(a)	The number of directors shall not be less than nine nor more than 13 (or such lower number as the board may from time to time determine) including:

(i)	the managing director; and

(ii)	not more than three executive directors.

The directors must not determine a maximum which is less than the number of directors in office at the time the determination takes effect.

(b)	The company may by ordinary resolution alter the maximum or minimum number of directors, and subject to the listing rules may also determine in what rotation the increased or reduced number of directors is to vacate office.

(c)	Subject to article 11.1(d) and 11.1(e), at each annual general meeting one-third of the directors for the time being (apart from the directors referred to in articles 11.1(a)(i) and 11.4(b)) shall retire from office.

(d)	If the number of the directors referred to in article 11.1(c) is not three or a multiple of three, then the number nearest to but not exceeding one-third shall retire.

(e)	No director who is not the managing director may hold office without re-election beyond the third annual general meeting following the meeting at which the director was last elected or re-elected.

(f)	If there is more than one managing director, only one of them, nominated by the directors, is entitled not to be subject to vacation of office under article 11.4(b) or retirement under article 11.1(c).

(g)	Subject to article 11.1(e), the directors to retire under article 11.1(c) at any annual general meeting are those directors who wish to retire and not offer themselves for re-election and, so far as is necessary to obtain the number required, those who have been longest in office since their last election or appointment, but as between directors who were last elected or appointed on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.

(h)	The directors to retire under article 11.1(c) (both as to number and identity) is decided having regard to the composition of the board of directors at the date of the notice calling the AGM. A director is not required to retire and is not relieved from retiring because of a change in the number or identity of the directors after the date of the notice but before the meeting closes or because of a change of intention of a director to retire and not offer themselves for re-election at the meeting.

11.2	Election of directors

(a)	A retiring director shall be eligible for re-election and shall act as a director throughout the meeting (including any adjournment thereof) at which he or she retires. The re-election of the director or the election of another person to that office (as the case may be) takes effect at the conclusion of the meeting at which the retirement and re-election or election occur.

(b)	The company may, at the annual general meeting at which a director retires under article 11.1(c), 11.1(e), or 11.4(b), by ordinary resolution and in accordance with this constitution fill the vacated office by electing a person to that office.

(c)	A person is eligible for election to the office of a director at a general meeting only if:

(i)	the person is in office as a director immediately before that meeting;

(ii)	the person has been nominated by the directors for election at that meeting;

(iii)	where the person is a member, he or she has:

(A)	at least 35 business days (or such longer period as may be permitted under the listing rules); or

(B)	in the case of a general meeting the directors have been duly requested by members under the Corporations Act to call, at least 30 business days (or such longer period as may be permitted under the listing rules), but, in each case, no more than 90 business days before the meeting, given the company a notice signed by him or her stating the member’s desire to be a candidate for election at that meeting; or

(iv)	where the person is not a member, a member intending to nominate the person for election at that meeting has:

(A)	at least 35 business days(or such longer period as may be permitted under the listing rules); or

(B)	in the case of a general meeting the directors have been duly requested by members under the Corporations Act to call, at least 30 business days (or such longer period as may be permitted under the listing rules), but, in each case, no more than 90 business days before the meeting, given the company a notice signed by the member stating the member’s intention to nominate the person for election, and a notice signed by the person stating his or her consent to the nomination.

11.3	Qualification of directors

(a)	A director must be a natural person.

(b)	A director shall not be required to hold any share qualification.

(c)	The auditor may not be appointed as a director and a director may not be appointed as the auditor.

11.4	Casual vacancy

(a)	The directors may at any time appoint any person (other than a person disqualified under the Corporations Act or article 11.3) to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors does not at any time exceed the maximum number specified pursuant to article 11.1.

(b)	Any director so appointed (other than the managing director) holds office only until the conclusion of the next annual general meeting and is eligible for re-election at that annual general meeting but shall not be taken into account in determining the directors who are to retire by rotation at that meeting.

11.5	Appointment of managing director and executive directors

(a)	The directors may from time to time appoint one of their number to the office of managing director and no more than three full time employees of the company or a related body corporate as executive directors for such period and on such terms as they think fit.

(b)	A managing director or other executive director may be referred to as the chief executive officer or by any title the directors decide on, and where the directors decided on such a title, reference in this constitution to a managing director or executive director shall include a reference to such other title.

(c)	Unless the directors decide differently, the office of a managing director or executive director employed by the company or by a subsidiary of the company automatically becomes vacant if the managing director or executive director ceases to be so employed. Without prejudice to the foregoing, the managing director and each executive director shall be subject to the same provisions as to resignation and removal as the other directors of the company.

(d)	The appointment of a managing director or an executive director automatically terminates if he or she ceases for any reason to be a director.

(e)	Nothing in this article 11.5 deprives a person removed from office of compensation or damages payable to such person in respect of the termination of the person’s appointment as managing director or executive director or of any appointment terminating therewith.

11.6	Remuneration of directors

(a)	Each non-executive director is entitled to such remuneration from the company for his or her services as a director as the directors decide but the total amount provided to all non-executive directors for their services as directors must not exceed in aggregate in any financial year the amount fixed by the company in general meeting. For the purposes of this constitution the amount fixed by the company as remuneration for non-executive directors, will not include any amount paid or applied by the company or a related body corporate under articles 11.6(e),11.6(f), 11.6(g),11.6(h),11.6(i), 11.6(j), or 19.

(b)	Remuneration under article 11.6(a) may be provided in such manner that the directors decide, including by way of non cash benefit, such as a contribution to a superannuation fund.

(c)	All directors’ fees shall be deemed to accrue from day to day.

(d)	The remuneration of a director (who is not a managing director or an executive director) must not include a commission on, or a percentage of, profits or operating revenue.

(e)	Where a director (other than the managing director or an executive director) is called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any business or purposes of the company, the directors may arrange with that director for a special remuneration by payment of a stated sum of money determined by the directors and that remuneration may be either in addition to or in substitution for his or her share in the remuneration provided for in article 11.6(a).

(f)	The company may pay or apply an amount in respect of superannuation contributions for each director to the extent necessary for the avoidance or minimisation of any penalty, charge, tax or other impost on the company under any applicable legislation which imposes a penalty, charge, tax or other impost on employers if a minimum level of superannuation contributions is not paid for an employee (within the meaning of the legislation).

(g)	The directors may also be paid an allowance for travelling and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the company or otherwise in connection with the exercise of their powers and the discharge of their duties or the business of the company.

(h)	If a director is also an officer of the company or of a related body corporate in a capacity other than director, any remuneration that director may receive for acting as that officer may be either in addition to or instead of that director’s remuneration under article 11.6(a) or 11.7.

(i)	The company may pay a retirement benefit to a director pursuant to, or in connection with, the terms and conditions of the Non-Executive Directors’ Retirement Allowance Scheme approved by members at the 1997 Annual General Meeting of the company.

(j)	The company may pay the premium in respect of any contract of insurance which insures a person who is or has been a director (including the managing director or an executive director) against a liability incurred by the person as a director, except in circumstances prohibited by the Corporations Act.

11.7	Remuneration of managing director and executive directors

The remuneration of the managing director and any executive director shall from time to time be fixed by the directors and may be by way of salary, commission, participation in profits or other benefits or by all or any of these modes but shall not be by way of a commission on, or a percentage of, revenue, turnover, asset levels or asset growth.

11.8	Director’s interest

(a)	The directors may make regulations requiring the disclosure of interests that a director, and any person deemed by the directors to be related to or associated with the director, may have in any matter concerning the company or a related body corporate. Any regulations made under this constitution bind all directors.

(b)	No act, transaction, agreement, instrument, resolution or other thing is invalid or voidable only because a person fails to comply with any regulation made under article 11.8(a).

(c)	Subject to the Corporations Act, no director shall be disqualified by his or her office from holding any office or place of profit (other than that of auditor) under the company and any director may be or become a director of or otherwise hold office or a place of profit in any other body corporate in which the company may be interested as shareholder or otherwise.

(d)	Subject to the Corporations Act, any director may contract or make any arrangement with the company whether as vendor, purchaser, broker, solicitor or accountant or other professional person or otherwise. Any contract or arrangement entered or to be entered into by or on behalf of the company in which any director shall be in any way interested shall not be avoided for that reason.

(e)	Any director:

(i)	holding any office or place of profit under the company;

(ii)	being a director of or otherwise holding office or a place of profit in any other body corporate in which the company may be interested as shareholder or otherwise; or

(iii)	contracting or arranging with the company as set out in article 11.8(d),

shall not by reason only of any of those facts or any interest resulting from them or the fiduciary relationship thereby established be liable to account to the company for any remuneration or other benefits so accruing.

(f)	Each director must disclose to the board any material contract in which he or she is interested (including a contract of the type referred to in article 11.8(d)), and must provide the board with the names of the parties to the contract, particulars of the contract, and the director’s interest in the contract. The secretary shall record any such disclosure in the minutes of the relevant meeting. A director’s failure to make disclosure under this article does not render void or voidable a contract in which he or she has an interest.

(g)	Unless permitted by the Corporations Act, a director who has a material personal interest (other than an interest which he or she has as a member in common with the other members) in a matter that is to be considered at a meeting of directors:

(i)	must not vote on the matter or be present while the matter is being considered at the meeting; and

(ii)	shall not be counted in a quorum in relation to that matter.

(h)	Subject to the listing rules, article 11.8(g) does not apply if the directors have at any time passed a resolution that:

(i)	specifies the director, the interest and the matter; and

(ii)	states that the directors voting for the resolution are satisfied that the interest should not disqualify the director from considering or voting on the matter.

(i)	Notwithstanding article 13.2(a), the quorum for consideration at a meeting of directors of a matter in which one or more directors have a material personal interest is two directors who are entitled to vote on any motion that may be moved at the meeting in relation to that matter.

(j)	The directors may exercise the voting rights given by shares in any corporation held or owned by the company in any way the directors decide. This includes voting for any resolution appointing a director as a director or other officer of that corporation or voting for the payment of remuneration to the directors or other officers of that corporation. A director may, if the law permits, vote for the exercise of those voting rights even though he or she is, or may be about to be appointed, a director or other officer of that other corporation and, in that capacity, may be interested in the exercise of those voting rights.

(k)	Subject to the Corporations Act, a director, or a director’s firm, may act in a professional capacity (other than as auditor) for the company and he or she or the firm shall be entitled to remuneration for professional services as if he or she were not a director.

(l)	A director may, notwithstanding his or her interest, and whether or not he or she is entitled to vote or does vote, participate in the execution of any instrument by or on behalf of the company and whether by signing or sealing the same or otherwise.

11.9	Vacation of office of director

In addition to the circumstances in which the office of a director becomes vacant by virtue of the Corporations Act or this constitution, the office of a director becomes vacant if the director:

(a)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(b)	resigns his or her office by notice in writing to the company;

(c)	is absent without the consent of the directors from meetings of the directors held during a period of 6 months unless the directors resolve that his or her office shall not be vacated;

(d)	becomes an insolvent under administration;

(e)	is directly or indirectly interested in any contract or proposed contract with the company and fails to declare the nature of his or her interest, and the directors resolve that his or her office shall be vacated;

(f)	becomes prohibited from being a director pursuant to the Corporations Act or an order made pursuant to the Corporations Act; or

(g)	being the managing director or an executive director, is dismissed or removed from that office under this constitution.

12.	POWERS AND DUTIES OF DIRECTORS

12.1	Directors to manage company

(a)	The business of the company shall be managed by or under the direction of the directors, who may exercise all such powers of the company as are not, by the Corporations Act or this constitution, required to be exercised by the company in general meeting.

(b)	Without limiting the generality of article 12.1(a), the directors may exercise all the powers of the company to borrow or raise money, to charge any property or business of the company or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the company or of any other person.

(c)	The company in general meeting may not invalidate any prior act of the directors which would otherwise have been valid.

(d)	Debentures or other securities may be issued on the terms and at prices decided by the directors, including bearing interest or not, with rights to subscribe for, or exchange into, shares or other securities in the company or a related body corporate or with special privileges as to redemption, participating in share issues, attending and voting at general meetings and appointing directors.

(e)	The directors may decide how cheques, promissory notes, banker’s drafts, bills of exchange or other negotiable instruments must be signed, drawn, accepted, endorsed or otherwise executed, as applicable, by or on behalf of the company.

(f)	Nothing in articles 12.1,12.2 or 12.3 limits the general nature of article 12.1(a).

12.2	Powers of managing director and executive directors

(a)	The directors may, upon such terms and conditions and with such restrictions as they think fit, confer upon the managing director any of the powers exercisable by them.

(b)	Any powers so conferred may be concurrent with, or to the exclusion of, the powers of the directors.

(c)	The directors may at any time withdraw or vary any of the powers so conferred on the managing director.

(d)	The managing director may, either generally or as otherwise provided by the instrument of delegation, by instrument in writing, delegate to an executive director or other officer of the company any of the powers and functions exercisable by the managing director, other than this power of delegation.

(e)	A power or function so delegated, when exercised by the delegate, shall be deemed to have been exercised or performed by the managing director.

(f)	A delegation does not prevent exercise of a power or function by the managing director.

12.3	Appointment of attorney

(a)	The directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the company for such purposes, with such powers, authorities and discretions (being powers, authorities and discretions vested in or exercisable by the directors), for such period and subject to such conditions as they think fit.

(b)	Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in him or her.

13.	PROCEEDINGS OF DIRECTORS

13.1	Directors’ meetings

(a)	The directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

(b)	A director may at any time, and the secretary shall on the requisition of a director, convene a meeting of the directors. Notice of every directors’ meeting and of every adjourned meeting shall be given to every director and to the secretary.

(c)	Without limiting the discretion of the directors to regulate their meetings under article 13.1(c), the directors may, if they think fit, confer by radio, telephone, closed circuit television or other electronic means of audio or audio-visual communication and a resolution passed by such a conference shall (provided that the directors in attendance can hear and be heard by each other and, notwithstanding that the directors are not present together in one place at the time of the conference) be deemed to have been passed at a meeting of the directors held on the day on which and at the time at which the conference was held (being the time in the Australian Capital Territory if the directors in attendance are in different time zones). The provisions of this constitution relating to proceedings of directors apply so far as they are capable of application and mutatis mutandis to such conferences.

(d)	A director taking part in a meeting by telephone or other electronic means is to be taken to be present in person at the meeting.

(e)	If, before or during the meeting, any technical difficulty occurs whereby one or more directors cease to participate, the chairman may adjourn the meeting until the difficulty is remedied or may, where a quorum of directors remains present, continue with the meeting.

13.2	Quorum for directors’ meeting

(a)	At a meeting of directors, no business shall be transacted unless a quorum is present. The number of directors whose presence is necessary to constitute a quorum is one half of the total number of directors for the time being in office (rounded upwards if not a whole number) or three, whichever is greater.

(b)	In the event of a vacancy or vacancies in the office of a director or directors, the remaining directors may act; but if the number of remaining directors is not sufficient to constitute a quorum at a meeting of directors, they may act only in an emergency or for the purpose of increasing the number of directors to a number sufficient to constitute such a quorum or of convening a general meeting of the company.

13.3	Chairman and deputy chairman of directors

(a)	The majority of all the directors in office shall elect one of their number as chairman of directors and determine the period for which he or she is to hold office. The managing director and executive directors for the time being shall not be eligible to be elected as chairman. A chairman of directors may be removed by a majority of all the directors for the time being in office. The chairman of directors shall act as chairman at meetings of directors.

(b)	The directors may elect one of their number as deputy chairman to act as chairman if the chairman of directors is absent or unwilling or unable to act as chairman or if there is a vacancy in the office of chairman of directors. The provisions of article 13.3(a) as to eligibility for appointment, duration of appointment and removal apply also to the position of deputy chairman.

(c)	Where at a meeting of directors, the chairman or deputy chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act, the directors present shall elect one of their number to be chairman of the meeting.

13.4	Questions decided by majority

(a)	Subject to this constitution, questions arising at a meeting of directors shall be decided by a majority of votes of directors present and voting and any such decision shall for all purposes be deemed a decision of the directors.

(b)	In the event of there being an equality of votes, the chairman of the meeting, in addition to his or her deliberative vote, shall have a casting vote.

13.5	Directors’ committees

(a)	The directors may delegate any of their powers to a committee or committees consisting of at least two of their number and such other persons as they think fit.

(b)	A committee to which the powers have been so delegated shall exercise the powers delegated in accordance with any directions of the directors and a power so exercised shall be deemed to have been exercised by the directors.

(c)	The members of such a committee may elect one of their number as chairman of their meetings.

(d)	Where such a meeting is held and:

(i)	a chairman has not been elected as provided by article 13.5(c); or

(ii)	the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the members of the committee present may elect one of their number to be chairman of the meeting.

(e)	A committee may meet and adjourn as it thinks proper.

(f)	The chairman of any meeting of a committee shall arrange for minutes of the meeting to be taken and kept.

(g)	Questions arising at a meeting of a committee shall be determined by a majority of votes of the members of the committee present and voting.

(h)	In the event of there being an equality of votes, the chairman, in addition to his or her deliberative vote, shall have a casting vote.

(i)	Articles 13.1(c), 13.1(d) and 13.1(e) shall apply to meetings of directors’ committees as if all members of the committee were directors.

(j)	The presence of one half of the members of the committee (rounded upwards if not a whole number), of whom one must be a director, is necessary to constitute a quorum. No business may be transacted unless a quorum is present.

(k)	The provisions of article 13.7 relating to a written resolution by directors apply so far as they are capable of application and with such changes as are necessary to directors’ committees as if all the members of a committee were directors.

(l)	Membership of a committee of directors may, if the directors so resolve, be treated as an extra service or special exertion performed by the directors for the purposes of article 11.6(e).

13.6	Delegation to a director

(a)	The directors may delegate any of their powers to one director.

(b)	A director to whom any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(c)	The acceptance of a delegation of powers by a director may, if the directors so resolve, be treated as an extra service or special exertion performed by the delegate for the purposes of article 11.6(e).

13.7	Written resolution by directors

(a)	If all the directors have signed, or consented to, a document containing a statement that they are in favour of a resolution of the directors in terms set out in the document, a resolution in those terms shall be deemed to have been passed at a meeting of the directors held on the day and at the time at which the document was last signed or consented to by a director and, where a document is so signed or consented to, the document shall be deemed to constitute a minute of that meeting and shall be recorded by the secretary in the minute book.

(b)	For the purposes of article 13.7(a), two or more separate documents containing statements in identical terms each of which is signed by one or more directors shall together be deemed to constitute one document containing a statement in those terms signed by those directors on the respective days on which they signed the separate documents.

(c)	A reference in article 13.7(a) to all the directors does not include a reference to:

(i)	a director who, at a meeting of directors, would not be entitled to vote on the resolution;

(ii)	a director who disqualifies himself or herself from considering the resolution in question; and

(iii)	any director on leave of absence approved by the directors.

(d)	For the purposes of article 13.7(a) and 13.7(b):

(i)	a statement sent electronically by a director to an agreed electronic address that he or she is in favour of a specified resolution shall be taken to be a document containing that statement and duly signed by the director. Such document shall be taken to have been signed by the director at the time of its receipt at the agreed electronic address; and

(ii)	a director may consent to a resolution by telephoning the secretary or the chairman and signifying assent to the resolution and clearly identifying its terms.

13.8	Validity of acts of directors

All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be a director or a member of the committee, or to act as a director, or that a person so appointed was disqualified, or that proper notice had not been given, as valid as if the person had been duly appointed and was qualified to be a director or to be a member of the committee or proper notice had been given, as the case may be.

14.	SECRETARY

14.1	Appointment and removal of secretary

There shall be at least one secretary of the company who shall be appointed by the directors for such term, at such remuneration and upon such conditions as they think fit. The directors shall have power to suspend or remove a secretary.

14.2	Powers and duties of secretary

(a)	The secretary shall keep minutes of the proceedings at all general meetings and all directors’ meetings of the company.

(b)	The directors may vest in a secretary such other powers, duties and authorities as they may from time to time determine and the secretary shall exercise all such powers, duties and authorities subject at all times to the control of the directors.

15.	COMMON SEAL AND CERTIFICATE SEAL

15.1	Custody of seals

The directors shall provide for the safe custody of the seals.

15.2	Use of common seal

Without limiting the ways in which the company can execute documents in accordance with the Corporations Act, if the company has a common seal the directors may determine whatever procedures they consider appropriate for the use of the seal and until the directors determine otherwise the common seal shall only be used by the authority of the directors or of a committee of directors authorised by the directors in that behalf and every instrument to which the common seal is affixed shall be signed by two people being:

(a)	two directors;

(b)	a director and a secretary;

(c)	a director and a person authorised by the board for the purpose (an “authorised person”);

(d)	a secretary and an authorised person; or

(e)	two authorised persons.

15.3	Use of certificate seal

(a)	The company may have a duplicate seal known as the certificate seal which shall be a facsimile of the common seal of the company and a document issued under such certificate seal shall be deemed to be sealed with the common seal.

(b)	The certificate seal may be affixed to any document by mechanical means unless the directors determine otherwise. Any document to which the certificate seal is affixed may show facsimile signatures of persons entitled to witness the affixing of the common seal.

(c)	The only documents on which the certificate seal may be used shall be share or stock unit certificates, debentures or certificates of debenture stock, secured or unsecured notes, option certificates and any other documents evidencing any options or rights to take up any shares in or debenture stock or debentures or notes of the company.

15.4	Seal register

(a)	The company must, for so long as it has a seal, keep a seal register and, on affixing the seal to any document (except a certificate for securities of the company), must enter in the register particulars of the document, giving in each case a short description of the document.

(b)	Failure to comply with paragraph (a) does not invalidate any document to which the seal is properly affixed.

16.	DIVIDENDS AND RESERVES

16.1	Dividends

(a)	The directors may by resolution either:

(i)	declare a dividend and may fix the amount, the time for and method of payment of any dividend; or

(ii)	determine a dividend is payable and may fix the amount, the time for and method of payment of any dividend.

(b)	The directors may pay such interim dividends as in their judgement and subject to law the position of the company justifies.

(c)	The declaration of a dividend or a resolution to pay a dividend does not require confirmation at a general meeting.

16.2	Amend resolution to pay dividend

The directors may rescind a decision to pay a dividend under article 16.1(a)(ii) or article 16.1(b) if they decide, before the payment date, that the company’s financial position no longer justifies the payment.

16.3	Reserves and profits carried forward

(a)	The directors may, before declaring any dividend or resolving to pay any dividend, set aside out of the profits of the company such sums as they think proper as reserves, to be applied, at the discretion of the directors, for any purpose for which the profits of the company may be properly applied.

(b)	Pending any such application, the reserves may, at the discretion of the directors, be used in the business of the company or be invested in such investments as the directors think fit.

(c)	The directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

16.4	Calculation and apportionment of dividends

(a)	Subject to the rights of persons (if any) entitled to shares with special rights as to dividend all shares shall carry equal dividend entitlements except:

(i)	to the extent that those entitlements may be defined or restricted by the terms on which the shares are issued by the directors; or

(ii)	in the case of a partly paid share - a partly paid share confers an entitlement only to the proportion of the dividend which the amount paid on the share is to the issue price of the share. For the purposes of this article 16.4(a)(ii), unless the directors decide otherwise, an amount paid on a share in advance of a call is to be taken as not having been paid until it becomes payable.

(b)	If any share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

(c)	Subject to the ASTC settlement rules, the directors may fix a record date for a dividend, with or without suspending the registration of transfers from that date under article 7.4.

16.5	Payment of dividends

(a)	The directors may deduct from any dividend payable to a member all sums of money (if any) presently payable by him or her to the company in relation to shares.

(b)	The directors may decide the manner and means of the payment of any dividend or other amount in respect of a share. Without limiting any other method of payment the company may adopt, any dividend, interest or other money payable in cash in respect of shares may be paid by such electronic or other means approved by the directors directly to an account nominated in writing by the holder or joint holders or by cheque sent through the post directed:

(i)	to the registered address of the holder or, in the case of joint holders, to the registered address of the joint holder first named in the register; or

(ii)	to such other address as the holder or joint holders in writing directs or direct.

Any payment made under article 16.5(b) is made at the member’s risk.

(c)	Any one of two or more joint holders may give effectual receipts for any dividends, interest or other money payable in respect of the shares held by them as joint holders.

(d)	Interest is not payable by the company in respect of any dividend.

(e)	If the directors decide to make a payment by electronic or other means approved by the directors under article 16.5(b) and an account is not nominated by the holder or joint holders, the company may hold the amount payable in a separate account of the company until the holder or joint holders nominate an account, without any obligation to pay interest, and the amount so held is to be treated as having been paid to the holder or joint holder at the time it is credited to that account.

(f)	All dividends declared or payable but unclaimed may be invested by the directors as they think fit for the benefit of the company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

16.6	Distribution of specific assets

(a)	When declaring a dividend or resolving to pay a dividend, the directors may:

(i)	direct payment of the dividend wholly or partly by the distribution of specific assets, including paid-up shares or other securities of the company or of another body corporate, either generally or to specific members; and

(ii)	unless prevented by the listing rules, direct payment of the dividend to particular members wholly or partly out of any particular fund or reserve or out of profits derived from any particular source, and to the other members wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source.

(b)	Where a difficulty arises in regard to such a distribution, the directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the directors consider expedient.

16.7	Share investment plan

The directors may:

(a)	establish a share investment plan on terms they decide, under which:

(i)	the whole or any part of any dividend or interest due to members or holders of any convertible securities of the company who participate in the plan on their shares or any class of shares or any convertible securities; or

(ii)	any other amount payable to members,

may be applied in subscribing for or purchasing securities of the company or of a related body corporate; and

(b)	amend, suspend or terminate a share investment plan.

16.8	Dividend selection plans

The directors may:

(a)	implement a dividend selection plan on terms they decide, under which participants may choose:

(i)	to receive a dividend from the company paid wholly or partly out of any particular fund or reserve or out of profits derived from any particular source; or

(ii)	to forego a dividend from the company in place of some other form of distribution from the company or another body corporate or a trust; and

(b)	amend, suspend or terminate a dividend selection plan.

16.9	Capitalisation of reserves and profits

(a)	Subject to the listing rules, any rights or restrictions attached to any shares or class of shares and any special resolution of the company, the directors may resolve to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to members, and resolve that that sum be applied for the benefit of members in the proportions to which those members would have been entitled in a distribution of that sum by way of dividend.

(b)	A sum may be applied for the benefit of members under article 16.9(a):

(i)	in paying up any amounts unpaid on shares or other securities held by members;

(ii)	in paying up in full unissued shares, debentures or other securities to be issued to members as fully paid; or

(iii)	partly as mentioned in paragraph 16.9(b)(i) and partly as mentioned in paragraph 16.9(b)(ii).

The members entitled to share in the distribution must accept that application in full satisfaction of their interest in the capitalised amount.

(c)	Articles 16.4(a), 16.4(c) and 16.5(d) apply, so far as they can and with any necessary changes, to capitalising an amount under this article 16.9 as if references in those articles to:

(i)	a dividend were references to capitalising an amount; and

(ii)	a record date were references to the date the directors resolve to capitalise the amount under article 16.9.

16.10	Ancillary powers

(a)	The directors shall do all things necessary to give effect to a resolution referred to in articles 16.6(a)(i), 16.7, 16.8, 16.9(a) or 2.2(b) and in particular, to the extent necessary to adjust the rights of the members among themselves, may:

(i)	settle as they think expedient any difficulty that arises in making the distribution or capitalisation and, in particular:

(A)	issue fractional certificates or make cash payments in cases where shares, debentures or other securities become issuable in fractions; and

(B)	decide that amounts or fractions of less than a particular value decided by the directors may be disregarded in order to adjust the rights of all parties.

(ii)	fix the value for distribution of any specific assets;

(iii)	pay cash or issue shares or other securities to any member in order to adjust the rights of all parties;

(iv)	vest any of those specific asset, cash, shares or other securities in a trustee on trust for the persons entitled to the dividend or capitalised amount; and

(v)	authorise any person to make, on behalf of all the members entitled to any further shares, debentures or other securities as a result of the distribution or capitalisation, an agreement with the company or another body corporate providing for the issue to them, credited as fully paid up, of any such further shares, debentures or other securities or for the payment up by the company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares or other securities by the application of their respective proportions of the sum resolved to be capitalised. Any agreement made under an authority referred to in article 16.10(a)(v) is effective and binding on all the members concerned.

(b)	If the company distributes to members (either generally or to specific members) securities in the company or in another body corporate or trust (whether as a dividend or otherwise and whether or not for value), each of those members shall be deemed to have appointed the company secretary as his or her agent to do anything needed to give effect to that distribution, including agreeing to become a members of that other body corporate.

17.	NOTICES

17.1	Giving of notices

(a)	Without limiting any other way in which notice may be given to a member under this constitution, the Corporations Act or the listing rules, a notice may be given to any member or to any other person entitled to notice:

(i)	personally; or

(ii)	by sending it by post to the member’s registered address or the alternative address (if any) nominated by the member;

(iii)	by sending it to the electronic address (if any) nominated by the member;

(iv)	by notifying the member of the notice’s availability by an electronic means nominated by the member for that purpose;

(v)	in such other manner permitted by the Corporations Act as the directors may determine in their discretion.

In the case of overseas members or other persons, documents, if sent by post, shall be forwarded by air.

(b)	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected, in the case of a notice of a meeting, on the day after the date of its posting and, in any other case, at the time at which the letter would be delivered in the ordinary course of post. A notice of meeting sent by facsimile or other electronic means, or given to a member by notifying the member of its availability by an electronic means nominated by the member for that purpose, is taken to be given on the business day after it is sent or the member is notified that the notice of meeting is available.

(c)	A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the register in respect of the share.

(d)	A notice may be given by the company to a person entitled to a share in consequence of the death, bankruptcy or unsoundness of mind of a member by serving it on him or her personally or by sending it to him or her by post addressed to him or her by name, or by the title of representative of the deceased or assignee of the bankrupt or committee or trustee of the member of unsound mind, or by any like description, at the address (if any) supplied for the purpose by the person or, if such an address has not been supplied, at the address to which the notice might have been sent if the death, bankruptcy or unsoundness of mind had not occurred.

(e)	Every person who by operation of law, transfer or other means becomes entitled to any share shall be bound by every notice given in accordance with this article to the person from whom he or she derives his or her title prior to registration of his or her title in the register.

(f)	A signature to any notice given by the company to a member under this article may be printed, affixed or produced by some mechanical, electronic or other means.

(g)	Where a member does not have a registered address or where the company believes that member is not known at the member’s registered address, all notices are taken to be:

(i)	given to the member if the notice is exhibited in the company’s registered office for a period of 48 hours; and

(ii)	served at the commencement of that period,

      unless and until the member informs the company of the member’s address.

17.2	Other communications and documents

Article 17.1 applies, so far as it can and with any necessary changes to sending any communication or document.

17.3	Written notices

A reference in this constitution to a written notice includes a notice given by fax or other electronic means or made available for access by electronic means.

17.4	Deemed service

If a member has elected to not receive, or due to an accidental or erroneous omission or circumstances beyond the company’s control does not receive, a notice, document or other communication from the company, the member will nevertheless, be deemed to have received, and to be aware of the information contained in, the notice, document or other communication.

18.	INSPECTION OF RECORDS

18.1	Inspection by members

(a)	Except as otherwise required by the Corporations Act, the directors shall determine whether and to what extent, and at what times and places and under what conditions, the accounting records and other documents of the company or any of them will be open to the inspection of members other than directors, and a member other than a director does not have the right to inspect any document of the company except as provided by law or authorised by the directors or by the company in general meeting.

(b)	The company may enter into contracts with its directors or former directors agreeing to provide continuing access for a specified period after the director ceases to be a director to board papers, books, records and documents of the company which relate to the period during which the director or former director was a director on such terms and conditions as the directors think fit and which are not inconsistent with this article 18.

(c)	The company may procure that its subsidiaries provide similar access to board papers, books, records or documents as that set out in articles 18.1(a) and 18.1(b)

(d)	This article 18 does not limit any right the directors or former directors otherwise have.

18.2	Members not entitled to discovery

No member shall be entitled to require discovery of or any information respecting any detail of the company’s trading, or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the company if, in the opinion of the directors, it would be contrary to the interests of the members to communicate such information.

19.	INDEMNITY

19.1	Persons to whom articles 19.2 and 19.4 apply

Articles 19.2 and 19.4 apply:

(a)	to each person who is or has been a director, secretary or senior manager of the company; and

(b)	to such other officers, employees, former officers or former employees of the company or of its related bodies corporate as the directors in each case determine,

(each an “Officer” for the purposes of this article).

19.2	Indemnity

The company must indemnify each Officer on a full indemnity basis and to the full extent permitted by law against all losses, liabilities, costs, charges and expenses (“Liabilities”) incurred by the Officer as an officer of the company or of a related body corporate.

19.3	Extent of indemnity

The indemnity in article 19.2:

(a)	is enforceable without the Officer having to first incur any expense or make any payment;

(b)	is a continuing obligation and is enforceable by the Officer even though the Officer may have ceased to be an officer of the company or its related bodies corporate; and

(c)	applies to Liabilities incurred both before and after the adoption of this constitution.

19.4	Insurance

The company may, to the extent permitted by law:

(a)	purchase and maintain insurance; or

(b)	pay or agree to pay a premium for insurance,

for each Officer against any Liability incurred by the Officer as an officer of the company or of a related body corporate including, but not limited to, a liability for negligence or for reasonable costs and expenses incurred in defending proceedings, whether civil or criminal and whatever their outcome.

19.5	Savings

Nothing in article 19.2 or 19.4:

(a)	affects any other right or remedy that a person to whom those articles apply may have in respect of any Liability referred to in those articles;

(b)	limits the capacity of the company to indemnify or provide or pay for insurance for any person to whom those articles do not apply; or

(c)	limits or diminishes the terms of any indemnity conferred or agreement to indemnify entered into prior to the adoption of this constitution.

19.6	Deed

The company may enter into a deed with any Officer or a deed poll to give effect to the rights conferred by or under this article 19 or the exercise of a discretion under this article 19 on such terms as the directors think fit which are not inconsistent with this article 19.

20.	WINDING UP

(a)	If the company is wound up, the liquidator may, with the sanction of a special resolution, divide among the members in kind the whole or any part of the property of the company and may for that purpose set such value as he or she considers fair upon any property to be so divided and may determine how the division is to be carried out as between the members or different classes of members.

(b)	The liquidator may, with the sanction of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no member is compelled to accept any shares or other securities in respect of which there is any liability.

21.	RESTRICTED SECURITIES

Notwithstanding any other provision of this constitution but subject to the ASTC settlement rules, at all times while the company is admitted to the official list:

(a)	the company shall refuse to acknowledge, deal with, accept or register any sale, assignment or transfer of restricted securities which is or might be in breach of the listing rules or any escrow agreement entered into by the company under the listing rules in relation to the restricted securities;

(b)	in the event of a breach of any escrow agreement entered into by the company under the listing rules in relation to shares which are classified under the listing rules or by the Exchange as restricted securities, the member holding the shares in question shall cease to be entitled to any dividends and to any voting rights in respect of those shares for so long as the breach subsists; and

(c)	on a winding up of the company, the holders of shares which are classified under the listing rules or by the Exchange as restricted securities and which are subject to escrow restrictions at the commencement of the winding up shall rank on a return of capital behind all other shares in the company.